UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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GSI Commerce, Inc.

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The following letter from the President of ShopRunner, Inc., a wholly-owned subsidiary of GSI Commerce, Inc., was included in a newsletter distributed to clients on April 11, 2011:
Dear Partners:
Unless you’ve been traveling to a place that is cut-off from the outside world, then you probably know that on Monday March 28th, eBay announced a deal to acquire GSI Commerce. As part of the deal, eBay will divest itself of 70% of ShopRunner, retaining a 30% stake in the company.
I’ve had about a week for the reality of this transaction to set in and I am so excited about what this means for all of us. If the eBay transaction is completed, we will become a private company and, as a result, we believe we will gain a ton of flexibility in making the right decisions and investments to create the maximum long-term value propositions for our business, our partners and our members. I think that it is only appropriate that I should use this edition of the ShopRunner newsletter’s message from me, to address some of the changes we expect if the eBay transaction is completed.
While I will still be the President of ShopRunner, GSI’s founder, Michael Rubin will be taking a more proactive role with ShopRunner. He has committed to spend the majority of his time working on this business. On a personal note, I couldn’t be more thrilled. Twelve years ago, Michael brought me to his company Global Sports to figure out and execute a vision to create a eCommerce services offering for sporting goods retailers. That business we named GSI (Global Sports, Inc.) and quickly realized the potential for that business very quickly. Michael sold his other businesses to enable him to focus his time and resources on aggressively building and growing that business. The rest is history.
So in a way, what we are seeing here is a repeat of sorts. We believe there are some big differences though. At that time, the future of eCommerce was highly speculative. We were woefully undercapitalized. We didn’t have any major customers. We were leaping into the unknown with a vision that was not fully formed.
While the end of that story is a fantastic one, I think the fact that Michael has freed himself up once again to focus on this opportunity to help it realize its full potential speaks volumes about the faith we have in ShopRunner’s potential to materially transform the course of multi-channel eCommerce for our partners and our members.
Additionally, this time around, we believe we will be well capitalized, we have amazing partners already, and our vision is clear and focused (not to mention well over a decade of successfully building eCommerce businesses). Specifically, it is our expectation that we will:
•	Add the biggest and best retailers to ShopRunner as quickly as possible.
•	Build the strongest and most talented team possible.

•	Make our products highly valuable and addictive for our members.
•	Sign up millions of the best shoppers and focus the billions of dollars they spend on our retail partners across their multiple channels.
I also wanted to update all of you on some key accomplishments since the last newsletter that we believe will have a material positive impact going forward for all of us.
During March we launched our first Department Store, Lord & Taylor. Our initial results with Lord & Taylor have been fantastic. Feedback from our membership base has been incredibly positive. Lord & Taylor brings tremendous value to the assortment of products that are now ShopRunner eligible. We also launched OLLY Shoes — a wonderful multichannel children’s shoe retailer with stores in the greater Philadelphia and Toronto areas. ShopRunner members now can use their benefits to get the best footwear brands for their children. We are also thrilled that we launched with Newegg during the last week of March. Newegg is #12 on the IR500 list and had well over $2B in online sales in 2010. ShopRunner members now have access to free 2-day delivery on a deep and broad assortment of consumer electronics from one of the great pureplay success stories in online retail.
During March we also launched with Domino’s Pizza. ShopRunner members now get unlimited free delivery from Domino’s. This is especially exciting as it marks our expansion into local commerce and it illustrates a game-changing approach and direction we are taking in building the best consumer experience, by delivering access to a wider and wider assortment of products and services for our members.
We have also continued to have great momentum in adding new retailers to ShopRunner. Since our last update we have signed Buy Seasons (BuyCostumes.com and CelebrateExpress.com), Solstice, Tool King, Blue Nile, DERMAdoctor & Haggar Clothing Company. Additionally, our pipeline is incredibly strong and we’ve recently taken steps to dramatically strengthen our Business Development team.
Lastly, when you get a chance, please visit the all new Marketplace and Member Deals areas of our website and let us know what you think. For the marketplace, we have now partnered with thefind.com and their terrific CEO, Siva Kumar, to provide advanced product search functionality for our members across the entire universe of ShopRunner eligible products. We believe thefind.com provides the best vertical search experience for shoppers on the Web. Our new partnership with thefind allows our members to replicate the great user experience of thefind but with a curated assortment. All products in the ShopRunner marketplace are ShopRunner eligible from ShopRunner participating merchants. This represents a major step in our ability to deliver you new customers and generate incremental sales for our partners. We plan to launch our first mobile app in mid-Q2 and this marketplace will also be accessible to our members via the ShopRunner mobile app.

Stay tuned, we believe much more good news will be on the way soon. As always, we are committed to proactive communication with our stakeholders. Myself and the whole ShopRunner team are always here 24/7 when you need or want to speak with us about this or anything else. Our commitment to raising the bar on the member experience and value to our partners is our top priority and we think the potential eBay transaction will greatly help us to exceed both your and our expectations, as well as those of our members.
Thanks as always for your continued participation, enthusiasm and support.
Sincerely,
Mike Golden
President, ShopRunner
Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay Inc. and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay Inc. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay Inc. intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.